Exhibit 99.4

JOINT FILING AND SOLICITATION AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of February 28, 2013, by and among (1) Quinpario Partners LLC (“Quinpario”), Jeffry N. Quinn; (2) FrontFour Master Fund, Ltd., FrontFour Opportunity Fund Ltd., FrontFour Capital Group LLC, FrontFour Capital Corp., Stephen Loukas, David A. Lorber, Zachary George (together, “FrontFour”); (3) J. Goldman Master Fund, L.P., J. Goldman & Co., L.P., J. Goldman Capital Management, Inc., Jay G. Goldman (together “JGC”) (4) Scoggin Capital Management II LLC, Scoggin International Fund Ltd., Scoggin Worldwide Fund Ltd., Scoggin LLC, Old Bellows Partners LP, Old Bell Associates LLC, Dev Chodry, Craig Effron, Curtis Schenker (together, “Scoggin”) and Arthur Wrubel (each a “Party” to this Agreement, and collectively, the “Parties” or the “Group”).

WHEREAS, each of the Parties is a stockholder, direct or beneficial, of Zoltek Companies, Inc., a Missouri corporation (“Zoltek” or the “Company”);

WHEREAS, the Parties have formed the Group for the purpose of (i) calling a special meeting of the stockholders of the Company (the “Special Meeting”) to seek the removal of all of the current members of the Company’s Board of Directors (the “Board”) without cause and the election of a slate of director candidates nominated by the Group, (ii) taking all other action necessary to achieve the foregoing and (iii) taking any other actions the Group determines to undertake in connection with their respective investment in the Company.

WHEREAS, based on recent discussions, the Parties may be deemed to have formed the Group as of February 28, 2013 and have determined to come to an agreement with respect to the anticipated solicitation of proxies in connection with the Special Meeting and each Party’s respective investment as provided in this Agreement.

NOW, IT IS AGREED, this 28th day of February, 2013 by the Parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company to the extent required by applicable law.  Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.           So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership, provided, however, that each of the undersigned agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least 24 hours prior written notice.  Notice shall be given no later than 24 hours after each such transaction.

3.           Each of the undersigned agrees to form the Group for the purposes of (i) requesting the Company to call the Special Meeting, (ii) soliciting proxies in support of the removal of the current Board members without cause and the election of the persons nominated by the Group to the Board at the Special Meeting and (iii) taking all other actions incidental to the foregoing and any other actions as the Parties hereto deem advisable.

4.           Each of the undersigned agrees that all expenses incurred in connection with the Group’s activities set forth in Section 3 must be pre-approved in writing by Quinpario.  Each Party agrees to pay directly all such pre-approved expenses on a percentage basis based on its pro rata ownership percentage of the Company, which are the following percentages: Quinpario: 11.1% of such expenses, JGC: 20.2% of such expenses, Mr. Wrubel: 12.4% of such expenses, Scoggin: 41% of such expenses and FrontFour Capital: 15.2% of such expenses.  These percentages shall be filled in based on the respective percentage ownership of the aforementioned Parties as of March 4, 2013, and shall be adjusted each quarter based on each Party’s respective ownership percentage as of the last day of the preceding quarter.

5.           Each of the Parties hereto agrees that any SEC filing, press release, Company communication or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall be as directed by Quinpario.  Quinpario will provide notice to and a reasonable opportunity for each of the undersigned to review and comment upon any SEC filing, press release, Company communication, shareholder communication, or any proposed agreement or negotiating position with respect to the Company.  Should any disagreement arise that cannot be resolved between any of the members of the Group concerning decisions to be made or actions to be taken or statements to be made in connection with the Group’s activities, Quinpario shall provide a 24-hour opportunity for any dissatisfied member to withdraw from the Group prior to making further public or private communications on behalf of the Group.  In the absence of disagreement, Quinpario shall have discretion over the content and timing of public or private communications and negotiating positions taken on behalf of the Group.

6.           The relationship of the Parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws.

7.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.           Any legal action or proceeding arising out of the provisions of this Agreement or the Parties’ Investment shall be brought and determined in the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

9.           Any party hereto may terminate its obligations under this Agreement on 24 hours’ prior written notice to all other Parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222.

10.           Each of the undersigned Parties hereby agrees that Olshan shall act as counsel for both the Group and Quinpario relating to the Investment.  Each of the undersigned Parties has reviewed and signed the Conflict Waiver in connection with Olshan’s representation of the Group.

11.           Each of the undersigned Parties hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

Signature Page to Joint Filing and Solicitation Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

QUINPARIO PARTNERS LLC

By:	/s/ Jeffry N. Quinn
	Name:	Jeffry N. Quinn
	Title:	Chief Executive Officer

/s/ Jeffry N. Quinn
JEFFRY N. QUINN, Individually and as Attorney in Fact for Walter Thomas Jagodinski, James P. Heffernan, Edward G. Hotard and Dr. John Rutledge

Signature Page to Joint Filing and Solicitation Agreement

J. GOLDMAN MASTER FUND, L.P.

By:	J. Goldman & Co., L.P. as Investment Adviser

By:	/s/ Jay G. Goldman
	Name:	Jay G. Goldman
	Title:	President

J. GOLDMAN & CO., L. P.

By:	/s/ Jay G. Goldman
	Name:	Jay G. Goldman
	Title:	President

J. GOLDMAN CAPITAL MANAGEMENT, INC.

By:	/s/ Jay G. Goldman
	Name:	Jay G. Goldman
	Title:	Director

/s/ Jay G. Goldman
JAY G. GOLDMAN

Signature Page to Joint Filing and Solicitation Agreement

FRONTFOUR CAPITAL GROUP LLC

By:	/s/ Stephen Loukas
	Name:	Stephen Loukas
	Title:	Authorized Signatory

FRONTFOUR MASTER FUND, LTD

By:	FrontFour Capital Group LLC as Investment Manager

By:	/s/ Stephen Loukas
	Name:	Stephen Loukas
	Title:	Authorized Signatory

FRONTFOUR OPPORTUNITY FUND LTD.

By:	FrontFour Capital Corp. as Investment Manager

By:	/s/ Stephen Loukas
	Name:	Stephen Loukas
	Title:	Authorized Signatory

FRONTFOUR CAPITAL CORP.

By:	/s/ Stephen Loukas
	Name:	Stephen Loukas
	Title:	Authorized Signatory

/s/ Stephen Loukas
STEPHEN LOUKAS, Individually and as Attorney in Fact for David A. Lorber and Zachary George

Signature Page to Joint Filing and Solicitation Agreement

SCOGGIN CAPITAL MANAGEMENT II LLC

By:	Scoggin LLC as Investment Manager

By:	/s/ Craig Effron
	Name:	Craig Effron
	Title:	Member

SCOGGIN INTERNATIONAL FUND LTD.

By:	Scoggin LLC as Investment Manager

By:	/s/ Craig Effron
	Name:	Craig Effron
	Title:	Member

SCOGGIN WORLDWIDE FUND LTD

By:	Old Bellows Partners LP as Investment Manager

By:	Old Bellows Associates LLC as General Partner

By:	/s/ Dev Chodry
	Name:	Dev Chodry
	Title:	Managing Member

SCOGGIN LLC

By:	/s/ Craig Effron
	Name:	Craig Effron
	Title:	Member

OLD BELLOWS PARTNERS LP

By:	Old Bellows Associates LLC as General Partner

By:	/s/ Dev Chodry
	Name:	Dev Chodry
	Title:	Managing Member

Signature Page to Joint Filing and Solicitation Agreement

OLD BELLOWS ASSOCIATES LLC

By:	/s/ Dev Chodry
	Name:	Dev Chodry
	Title:	Managing Member

/s/ Craig Effron
CRAIG EFFRON

/s/ Curtis Schenker
CURTIS SCHENKER

/s/ Dev Chodry
DEV CHODRY

/s/ Arthur Wrubel
ARTHUR WRUBEL